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                                                                   Exhibit 3.136

         LLC ARTICLES OF ORGANIZATION (DOMESTIC & FOREIGN -T.11,Ch.21)

THIS FORM SHOULD BE FILLED OUT IN FULL, PRINTED, AND RETURNED, WITH THE FEE, TO THE SECRETARY OF STATE'S OFFICE, 81 RIVER STREET, DRAWER 09, MONTPELIER, VT 05609. BECAUSE A SIGNATURE AND FEE IS REQUIRED WE ARE NOT ABLE TO ACCEPT THIS ON-LINE. WE SUGGEST THAT YOU CONSULT AN ATTORNEY IF YOU HAVE ANY LEGAL QUESTIONS REGARDING LLC FILINGS.

NAME OF LLC:
Rockingham Sand & Gravel, LLC
(NAME MUST CONTAIN THE WORDS LIMITED LIABILITY COMPANY, LIMITED COMPANY, LLC,
LC)

ORGANIZED UNDER THE LAWS OF THE STATE (OR COUNTRY) OF:
Vermont
A FOREIGN LLC MUST ATTACH A GOOD STANDING CERTIFICATE, DATED NO EARLIER THAN 30 DAYS PRIOR TO FILING, FROM ITS STATE OF ORIGIN.


PRINCIPAL OFFICE: 74 Upper Meadows Road
Bellows Falls                        Vermont                   05101

REGISTERED AGENT:  CT Corporation

AGENT'S STREET & PO BOX: c/o CT Corporation System 26 Railroad Avenue
Essex Junction                            VERMONT  05453-0123

THE FISCAL YEAR ENDS THE MONTH OF: April (DEC WILL BE DESIGNATED AS THE MONTH YOUR YEAR ENDS UNLESS YOU STATE DIFFERENTLY.) EACH COMPANY UNDER THIS TITLE IS REQUIRED TO FILE AN ANNUAL REPORT WITHIN 2 1/2 MONTHS OF THE CLOSE OF ITS FISCAL YEAR. FAILURE TO FILE MAY RESULT IN TERMINATION OF THE ITS AUTHORITY. A PRE-PRINTED FORM WILL BE MAILED TO YOUR AGENT WHEN THE REPORT IS DUE.

IS THIS A TERM LLC? / / YES /X/ NO IF YES, STATE THE DURATION OF ITS TERM:


AN LLC IS AN AT-WILL COMPANY UNLESS IT IS DESIGNATED IN ITS ARTICLES OF ORGANIZATION AS A TERM CO)

THIS IS A MANAGER-MANAGED COMPANY?  / / YES   /X/ NO IF YES LIST NAME & ADDRESS
BELOW.



ARE MEMBERS PERSONALLY LIABLE FOR DEBTS & OBLIGATIONS UNDER T.11,
SECTION 3043(b)?  / / YES   /X/ NO

                                                                  VERMONT
                                                             SECRETARY OF STATE

                                                            2002 OCT - 7 PM 2:37

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PRINTED NAME  Melissa Stevens      SIGNATURE  /s/ Melissa Stevens
                                              -------------------

ORGANIZERS ADDRESS: 188 Station Road, Mount Holly, VT 05758

FEES: VERMONT DOMESTIC = $ 75.00 FOREIGN (NON-VERMONT) = $100.00PRINT & FILE IN DUPLICATE.

IF A DELAYED EFFECTIVE DATE IS NOT SPECIFIED      (NO LATER THAN 90
DAYS AFTER FILING), IT IS EFFECTIVE THE DATE IT IS APPROVED.
IN THE EVENT THAT THERE IS A PROBLEM WITH YOUR APPLICATION GIVE US AN EMAIL ADDRESS OR A PHONE NUMBER SO WE CAN SERVE YOU FASTER:
(802)259-3403    (REV 7/01)

                                                                   VERMONT
                                                             SECRETARY OF STATE

                                                            2002 OCT - 7 PM 2:37